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                      CONSENT OF PAINEWEBBER INCORPORATED

Board of Directors
GranCare, Inc.
One Ravinia Drive
Atlanta, GA 30346

Members of the Board of Directors:

     We hereby consent to the use of our opinion letter dated September 3, 1996 to the Board of Directors of GranCare, Inc. ("GranCare") included as Annex D to the Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4, dated as of the date hereof, relating to, among other things, the proposed merger of GranCare with and into Vitalink Pharmacy Services, Inc., and to the references to such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY -- The Transactions -- Opinion of GranCare's Financial Advisor" and "DESCRIPTION OF THE TRANSACTIONS -- Opinion of GranCare's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    PAINEWEBBER INCORPORATED


                                    By /s/ Stanley Troutman
                                      ----------------------------------
                                      Managing Director


January 8, 1997
New York, New York